Exhibit 4.2



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                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                CITI TRENDS, INC.

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                                TABLE OF CONTENTS

                                                                            Page


I.       OFFICES...............................................................1
II.      STOCKHOLDERS..........................................................1
         Section 2.1 Annual Meetings...........................................1
         Section 2.2 Time and Place of Special Meetings........................1
         Section 2.3 Notice of Meetings........................................2
         Section 2.4 Organization; Procedure...................................3
         Section 2.5 Quorum....................................................3
         Section 2.6 Record Date...............................................4
         Section 2.7 Proxies...................................................4
         Section 2.8 Voting....................................................5
         Section 2.9 Voting by Ballot..........................................5
         Section 2.10 Inspector of Elections...................................5
         Section 2.11 No Stockholder Action by Written Consent.................6
         Section 2.12 List of Stockholders Entitled to Vote....................6
         Section 2.13 Notice of Stockholder Business and Nominations...........6
         Section 2.14 Opening and Closing of Polls.............................9
         Section 2.15 Confidential Voting......................................9
III.     DIRECTORS.............................................................9
         Section 3.1 General Powers............................................9
         Section 3.2 Number and Election of Directors.........................10
         Section 3.3 Classified Board; Election of Directors..................10
         Section 3.4 Additional Directorships.................................10
         Section 3.5 Place of Meetings........................................10
         Section 3.6 Annual and Regular Meetings..............................10
         Section 3.7 Special Meetings.........................................11
         Section 3.8 Executive Session........................................11
         Section 3.9 Quorum...................................................11
         Section 3.10 Adjournment.............................................11
         Section 3.11 Action without Meeting..................................12
         Section 3.12 Regulations; Manner of Acting...........................12
         Section 3.13 Attendance by Telephone.................................12
         Section 3.14 Removal.................................................12
         Section 3.15 Compensation of Directors...............................12
         Section 3.16 Reliance on Accounts and Reports, etc...................12
IV.      BOARD COMMITTEES.....................................................12
         Section 4.1 How Constituted..........................................12
         Section 4.2 Powers...................................................13
         Section 4.3 Proceedings..............................................15
         Section 4.4 Quorum and Manner of Acting..............................15
         Section 4.5 Action by Telephonic Communications......................15
         Section 4.6 Resignations.............................................15
         Section 4.7 Removal..................................................16
         Section 4.8 Vacancies................................................16
V.       OFFICERS.............................................................16


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


         Section 5.1 Number...................................................16
         Section 5.2 Election.................................................16
         Section 5.3 Powers...................................................16
         Section 5.4 Salaries.................................................16
         Section 5.5 Removal and Resignation; Vacancies.......................16
         Section 5.6 Chairman of the Board....................................17
         Section 5.7 Chief Executive Officer..................................17
         Section 5.8 Chief Financial Officer..................................17
         Section 5.9 President................................................17
         Section 5.10 Absence or Disability of the Chief Executive Officer....17
         Section 5.11 Vice President..........................................18
         Section 5.12 Secretary...............................................18
         Section 5.13 Assistant Secretary.....................................18
         Section 5.14 Treasurer...............................................18
         Section 5.15 Assistant Treasurer.....................................18
         Section 5.16 Other Officers..........................................18
VI.      CERTIFICATES OF STOCK................................................19
         Section 6.1 Certificates of Stock, Uncertificated Shares.............19
         Section 6.2 Signatures; Facsimile....................................19
         Section 6.3 Transfer.................................................19
         Section 6.4 Replacement..............................................19
         Section 6.5 Beneficial Owners........................................20
VII.     INDEMNIFICATION OF DIRECTORS AND OFFICERS............................20
         Section 7.1 Nature of Indemnity......................................20
         Section 7.2 Advance Payment of Expenses..............................21
         Section 7.3 Procedure for Indemnification............................21
         Section 7.4 Preservation of Other Rights.............................22
         Section 7.5 Insurance................................................22
         Section 7.6 Employees and Agents.....................................22
         Section 7.7 Survival.................................................22
VIII.    GENERAL PROVISIONS...................................................22
         Section 8.1 Fiscal Year..............................................22
         Section 8.2 Corporate Seal...........................................22
         Section 8.3 Dividends................................................22
         Section 8.4 Reserves.................................................23
         Section 8.5 Execution of Instruments.................................23
         Section 8.6 Corporate Books..........................................23
         Section 8.7 Corporate Indebtedness...................................23
         Section 8.8 Deposits.................................................23
         Section 8.9 Checks...................................................24
         Section 8.10 Sale, Transfer, etc. of Securities......................24
         Section 8.11 Voting as Stockholder...................................24
         Section 8.12 Transactions with Interested Parties....................24
IX.      AMENDMENTS...........................................................25


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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page


         Section 9.1 Amendment................................................25
X.       SUBJECT TO CERTIFICATE OF INCORPORATION..............................25


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


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                CITI TRENDS, INC.


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                                    PREAMBLE

         These Amended and Restated By-Laws, as the same may be amended and restated from time to time (the "By-Laws"), are subject to, and governed by, the General Corporation Law of the State of Delaware (the "GCL") and the second amended and restated certificate of incorporation, as the same may be amended and restated from time to time, of Citi Trends, Inc., a Delaware corporation (the "Corporation") then in effect (the "Certificate"). In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the GCL or the provisions of the Certificate, such provisions of the GCL or the Certificate, as the case may be, will be controlling.

                                       I.

                                     OFFICES

         The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware and the name and address of its registered agent is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      II.

                                  STOCKHOLDERS

         Section 2.1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before such meeting shall be held on such date, and at such time and place within or without the State of Delaware, as may be designated from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

         Section 2.2 Time and Place of Special Meetings. Unless otherwise prescribed by law or by the Certificate, special meetings of stockholders of the Corporation may be called only by (a) the Chairman of the Board of Directors of the Corporation; (b) the Board of Directors pursuant to a resolution approved by the Board of Directors; or (c) the Board of Directors upon a request by the holders of at least fifty percent (50%) in voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting. Such request shall state the purpose of the proposed meeting.



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         All special meetings of the  stockholders  shall be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

         Section 2.3 Notice of Meetings. The Secretary or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given in the manner set forth in the next paragraph, not less than ten (10) nor more than sixty (60) calendar days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (a) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (b) provide the information required to access the stockholder list.

         Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address; (ii) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (iii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder consented to receive such notice; (iv) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of
(A) such posting or (B) the giving of the separate  notice of such  posting;  or
(v) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

         For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation's giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder's consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

         A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of an individual at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.


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         Section 2.4 Organization; Procedure. The Chairman, or in the Chairman's
absence or at the Chairman's direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of such meeting. The Secretary of the Corporation or, in such officer's absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.5 Quorum. Except as otherwise provided by law, by the Certificate or these By-Laws, the holders of one-third (1/3) in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be required to constitute a quorum for (a) a vote for any director in a contested election; (b) the removal of a director; or (c) the filling of a vacancy on the Board of Directors if the filling of such vacancy is submitted to a vote of the stockholders. If a quorum is not present at any meeting of the stockholders, the presiding officer shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 2.6 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 2.3 of these By-Laws, shall be given to each stockholder of record entitled


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to vote at such meeting.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 2.6 Record Date. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; (b) entitled to receive payment of any dividend or other distribution or allotment of any rights; or (c) entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date (i) in the case of clause (a) above, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting; and (ii) in the case of clause (b) above, shall not be more than sixty (60) calendar days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. A determination of the stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.7 Proxies. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the GCL, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a written instrument authorizing another person or persons to act for such stockholder as proxy, and execution of the written instrument may be accomplished by the stockholder or the stockholder's authorized officer, director, employee, trustee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this
Section 2.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A


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stockholder  may revoke any proxy  which is not  irrevocable  by  attending  the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

         Section 2.8 Voting. Unless otherwise required by law, the Certificate or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of votes cast by holders of the Common Stock represented and entitled to vote thereon, with each such holder having the number of votes per share and voting as a member of such classes of stockholders as may be provided in the Certificate, unless the question is one upon which, by express provision of law or of the Certificate, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 2.9 Voting by Ballot. No vote of the stockholders need be taken by written ballot, or by a ballot submitted by electronic transmission, or conducted by inspectors of elections unless otherwise required by law. Any vote not required to be taken by ballot or by ballot submitted by electronic transmission may be conducted in any manner approved by the presiding officer at the meeting at which such vote is taken.

         Section 2.10 Inspector of Elections. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 2.7 hereof; (d) count all votes and ballots; (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
(f) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. No person who is a candidate for an office at an election may serve as an inspector at such election.

         When determining the shares of capital stock represented and the validity of proxies and ballots, the inspector shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 2.7 of these By-Laws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to provision (f) of this Section 2.10 shall specify the precise information considered, the person or persons from whom the information was obtained,


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when this  information  was  obtained,  the means by which the  information  was obtained, and the basis for the inspector's belief that such information is accurate and reliable.

         Section 2.11 No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

         Section 2.12 List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 2.13 Notice of Stockholder Business and Nominations.

         (a)      Annual Meetings of Stockholders.

              (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (A) by or at the direction of the Board of Directors or the Chief Executive Officer; (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and the notice procedures set forth in clause (ii) of this Section 2.13(a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation; or (C) pursuant to the Corporation's notice of meeting (or any supplement thereto).

              (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph
(a)(i) of this Section 2.13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business other than nominations of persons for election to the Board of Directors must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered or mailed to the Secretary at the principal executive offices of the Corporation and received not less than ninety (90) calendar days, nor more than one hundred twenty (120) calendar days prior to the first anniversary of the previous year's annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting was changed by more than thirty (30) calendar days from the anniversary date of the previous year's annual meeting, notice by the stockholder must be so received not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made by the Corporation or notice of such meeting is given. In no event shall an adjournment or


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postponement of an annual meeting (or the public announcement  thereof) commence a new time period (or extend any time period) for the giving of stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate or the By-Laws of the Corporation, the language of the proposed amendment; (C) any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made and, in the case of nominations, a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the stockholder; (D) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by a qualified representative at the meeting to propose such business; (E) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (F) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, (1) the name and address of such stockholder, as it appears on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. If such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The presiding officer of any annual meeting of stockholders shall refuse to permit any business proposed by a stockholder to be brought before such annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (E) above. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

              (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this

Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b)      Special Meetings of Stockholders.

              (i) Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section 2.2 of these By-Laws shall be conducted at such meeting.

              (ii) In the event that directors are to be elected at a special meeting of stockholders pursuant to the Corporation's notice of meeting, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (A) by or at the direction of the Board of Directors; or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.13 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not more than one hundred twenty (120) calendar days prior to such special meeting and not less than ninety (90) calendar days prior to such special meeting or ten (10) calendar days following the date on which a public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made or notice of such meeting is given. In no event shall the adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (c)      General.

              (i) Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the Certificate or these By-Laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's representation as required by clause (a)(ii)(E) of this Section 2.13) and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

              (ii) For purposes of this Section 2.13, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

              (iii) For purposes of this Section 2.13, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 2.13 and in order for any notification required to be delivered by a stockholder pursuant to this Section
2.13 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

              (iv) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 2.14 Opening and Closing of Polls. The date and time for the opening and the closing of the polls for the matters to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

         Section 2.15 Confidential Voting.

         (a) Proxies and ballots that identify the votes of specific stockholders shall be kept in confidence by the inspectors of election unless:
(i) there is an opposing solicitation with respect to the election or removal of directors; (ii) disclosure is required by applicable law; (iii) a stockholder expressly requests or otherwise authorizes disclosure in relation to such stockholder's vote; or (iv) the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

         (b) The inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies and ballots shall be advised of this Section 2.15 and instructed to comply herewith.

         (c) The inspectors of election shall certify, to the best of their knowledge based on due inquiry, that proxies and ballots have been kept in confidence as required by this Section 2.15.

                                      III.

                                    DIRECTORS

         Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 3.2 Number and Election of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors adopted by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than five (5) nor more than nine (9). The majority of the directors will be "independent" under the rules of the Nasdaq National Market (the "Nasdaq") subject to the phase in rules for companies listing on the Nasdaq in connection with an initial public offering and the controlled company exception under the Nasdaq rules. Except as provided in Section 3.3 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman or the Secretary.
Unless otherwise specified therein, such resignation shall take effect upon delivery. Directors need not be stockholders.

         Section 3.3 Classified Board; Election of Directors. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Directors of Class I shall hold office for an initial term expiring at the first annual meeting of stockholders to be held after the date hereof. Directors of Class II shall hold office for an initial term expiring at the second annual meeting of stockholders to be held after the date hereof. Directors of Class III shall hold office for an initial term of office expiring at the third annual meeting of stockholders to be held after the date hereof. Except as otherwise provided in Section 3.4 of these By-Laws, at each annual meeting of stockholders of the Corporation, the respective successors of the directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year.

         Section 3.4 Additional Directorships. Newly created directorships or vacancies on the Board of Directors shall be filled by a majority of the directors then in office, regardless of whether such directors fulfill quorum requirements, or by a sole remaining director; and the newly created directorships shall be distributed among the three classes of directors so that, as nearly as possible, each class will consist of one-third (1/3) of the Corporation's directors. Any director elected to fill any vacancy on the Board of Directors not resulting from an increase in the number of directors shall be of the same class as that of the director whose death, resignation, removal or other event caused the vacancy and shall have the same remaining term as that of his predecessor. A director elected to fill a vacancy or a newly created directorship shall hold office until such director's successor has been elected and qualified or until such director's earlier death, resignation or removal. Any vacancy or newly created directorship may also be filled by the vote of the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote. Directors may be removed only for cause, and only by the affirmative vote of at least a majority in voting power of all outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting as a single class.

         Section 3.5 Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 3.6 Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as practicable following adjournment of the annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed or transmitted to him or her at his or her usual place of business, or shall be delivered or transmitted to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

         Section 3.7 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, any director or the Chief Executive Officer (or, in the event of the Chief Executive Officer's absence or disability, by any other officer) at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) calendar days' notice, if notice is mailed to each director, addressed or transmitted to him or her at such director's usual place of business or other designated location. Notice of any special meeting shall be deemed to have been waived by any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

         Section 3.8 Executive Session. The independent members of the Board of Directors shall meet regularly in executive sessions at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such sessions. Executive sessions of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each independent director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) calendar days' notice, if notice is mailed to each independent director, addressed or transmitted to him or her at such independent director's usual place of business or other designated location. Notice of any executive session shall be deemed to have been waived by any independent director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any independent director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

         Section 3.9 Quorum. Except as may be otherwise specifically provided by law, the Certificate or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

         Section 3.10 Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.7 of these By-Laws shall be given to each director.

         Section 3.11 Action without Meeting. Unless otherwise restricted by the Certificate or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.12 Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The directors shall act only as a Board, and the individual directors shall have no power to act on behalf of the Board.

         Section 3.13 Attendance by Telephone. Unless otherwise restricted by the Certificate or these By-Laws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.14 Removal. Any director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of stockholders.

         Section 3.15 Compensation of Directors. The amount, if any, which each director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

         Section 3.16 Reliance on Accounts and Reports, etc. A director, or a member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                      IV.

                                BOARD COMMITTEES

         Section 4.1 How Constituted. The Board of Directors may designate one or more Committees, including, but not limited to, an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each such Committee to consist of such number of directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members of each such Committee may be designated from time to time by the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.

         Section 4.2 Powers.

         (a) Audit Committee. The Audit Committee, except as otherwise may be provided in any resolution of the Board of Directors or as may be required by applicable law, shall have and may exercise the authority of the Board of Directors to, among other things:

              (i) have direct responsibility for the selection, compensation, retention, replacement and oversight of the work of the Corporation's independent auditors, including prescribing what services are allowable and approve in advance all services provided by the auditors;

              (ii) set clear hiring policies for employees or former employees of the independent auditors;

              (iii) review all proposed corporation hires formerly employed by the independent auditors;

              (iv) have direct responsibility for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard No. 1;

              (v) discuss with the independent directors any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor;

              (vi) discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation and resources;

              (vii) review, at least annually, the results and scope of the audit and other services provided by the Corporation's independent auditors and discuss any audit problems or difficulties and management's response;

              (viii) review the Corporation's annual audited financial statement and quarterly financial statements and discuss the statements with management and the independent auditors;

              (ix) review and discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the Corporation's internal controls, including the Corporation's ability to monitor and manage business risk, legal and ethical compliance programs and financial reporting;

              (x) review and discuss separately with the internal auditors and the independent auditors, with and without management present, the results of their examinations;

              (xi)   review  the   Corporation's   compliance   with  legal  and
regulatory independence;

              (xii) review and discuss the Corporation's interim financial statements and the earnings press releases prior to the filing of the Corporation's report on Form 10-Q, as well as financial information and earnings guidance provided to analysts and rating agencies;

              (xiii) review and discuss the Corporation's risk assessment and risk management policies;

              (xiv)  prepare  an  Audit   Committee   report   required  by  the
Securities and Exchange Commission to be included in the Corporation's annual proxy statement;

              (xv) engage independent counsel and other advisors to assist the audit committee in carrying out its duties;

              (xvi)  review  and   approve  all   related   party   transactions
consistent with the rules applied to companies listed on the Nasdaq National Market; and

              (xvii) establish procedures regarding complaints received by the Corporation or the Corporation's employees regarding accounting, accounting controls or accounting matters.

         (b) Compensation Committee. The Compensation Committee, except as otherwise may be provided in any resolution of the Board of Directors or as may be required by applicable law, shall have and may exercise all the authority of the Board of Directors with respect to compensation, benefits and personnel administration of the employees of the Corporation to, among other things:

              (i) review and approve corporate goals and objectives relevant to our Chief Executive Officer's and the other named executive officers' compensation;

              (ii) evaluate the Chief Executive Officer's performance in light of these corporate goals and objectives;

              (iii)  either  as  a  committee,   or  together   with  the  other
independent directors, determine and approve the compensation of the Chief Executive Officer;

              (iv)   make   recommendations   to  the  Corporation's   Board  of
Directors regarding the salaries, incentive compensation plans and equity-based plans for the employees of the Corporation; and

              (v)    produce  a  compensation   committee  report  on  executive
compensation as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

         (c) Corporate Governance Committee. The Corporate Governance Committee, except as otherwise may be provided in any resolution of the Board of Directors or as required by applicable law, shall, among other things:

              (i) identify candidates qualified to become board members, consistent with criteria approved by the Board of Directors;

              (ii) recommend the candidates to be selected as nominees for the next annual meeting of the stockholders;

              (iii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation; and

              (iv) oversee the evaluation of the Board of Directors and management.

         (d) Other Committees. Each other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors.

         Section 4.3 Proceedings. Each Committee may, subject to approval of the Board of Directors, adopt a charter specifying its scope of responsibility and may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

         Section 4.4 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

         Section 4.5 Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 4.6 Resignations. Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Chief

Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 4.7 Removal. Any member (and any alternate member) of any Committee may be removed from his or her position as a member of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

         Section 4.8 Vacancies. If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members (and alternate members) shall continue to act, and any such vacancy may be filled by resolution adopted by a majority of the whole Board of Directors.

                                       V.

                                    OFFICERS

         Section 5.1 Number. The officers of the Corporation shall be elected by the Board of Directors and may include a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may appoint such other officers as it may deem appropriate; provided that officers of the rank of Vice President and below may be appointed by the Compensation Committee. Such other officers shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, the Chief Executive Officer or the President. Any number of offices may be held by the same person. No officer, other than the Chairman, need be a director of the Corporation.

         Section 5.2 Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such meeting, officers may be elected at any regular or special meeting of the Board of Directors. Officers of the rank of Vice President and below may be elected by the Compensation Committee. Each officer shall hold office until such officer's successor has been elected and qualified, or until such officer's earlier death, resignation or removal.

         Section 5.3 Powers. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

         Section 5.4 Salaries. Except as otherwise provided by Section 4.2 hereof, the salaries of all executive officers (as determined by the Board of Directors) of the Corporation shall be fixed by the Board of Directors. The Chief Executive Officer shall fix the salaries of all non-executive officers.

         Section 5.5 Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board of Directors or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

         Section 5.6 Chairman of the Board. The Chairman, if any, when elected, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the Chairman of a business corporation or as may be prescribed by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws.

         Section 5.7 Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be a U.S. citizen. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation and together with the Secretary, or any Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

         Section 5.8 Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the financial affairs of the Corporation and shall keep or cause to be kept correct records of the business and transactions of the Corporation. The Chief Financial Officer shall perform such other duties and exercise such other powers as are normally incident to the office of chief financial officer and as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         Section 5.9 President. The President shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         Section 5.10 Absence or Disability of the Chief Executive Officer. In the event of the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's inability to act, the officer, if any, designated by resolution of the Board of Directors (or in the event there is more than one such designated officer, then in the order of designation) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers and be subject to all the restrictions of the Chief Executive Officer. Any such officer or officers acting in the absence or inability to act of the Chief Executive Officer shall be U.S. citizens.

         Section 5.11 Vice President. The Vice Presidents shall have such designations and shall perform such duties and have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         Section 5.12 Secretary. The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors, and shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to instruments when appropriate. The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

         Section 5.13 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Secretary.

         Section 5.14 Treasurer. The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation, and shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer or the Chief Financial Officer.

         Section 5.15 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer or the Chief Financial Officer.

         Section 5.16 Other Officers. The Chief Executive Officer or Board of Directors may appoint other officers and agents for any group, division or department into which this Corporation may be divided by the Board of Directors, with titles as the President or Board of Directors may from time to time deem appropriate. All such officers and agents shall receive such compensation, have such tenure and exercise such authority as the President or Board of Directors may specify. All appointments made by the Chief Executive Officer hereunder and all the terms and conditions thereof must be reported to the Board of Directors.

         In no case shall an officer or agent of any one Group, Division or Department have authority to bind another Group, Division or Department of the Company or to bind the Corporation except as to the business and affairs of the Group, Division or Department of which he or she is an officer or agent.


                                      VI.

                              CERTIFICATES OF STOCK

         Section 6.1 Certificates of Stock, Uncertificated Shares. The shares of capital stock of the Corporation may be either represented by certificates or uncertificated shares; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any resolution of the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Subject to Section 6.4 below, notwithstanding the adoption of such resolution by the Board of Directors, every holder of capital stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (a) by the Chairman, the Chief Executive Officer, the President or a Vice President; and (b) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate and these By-Laws.

         Section 6.2 Signatures; Facsimile. All signatures on the certificate referred to in Section 6.1 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate representing shares of capital stock of the Corporation shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 6.3 Transfer. Except as otherwise established by rules or regulations adopted by the Board of Directors, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

         Section 6.4 Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

         Section 6.5 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. The Corporation shall not be required to register any transfer of shares made in violation of any agreement among a stockholder or investor in the Corporation and the Corporation, or recognize as a holder of any such shares any transferee in such a violative transaction.

                                      VII.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by the laws of the State of Delaware:

         Section 7.1 Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in these By-Laws with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by such indemnitee only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Furthermore, the Corporation may only indemnify such person if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe that his or her conduct was unlawful; except that in the case of an action or suit by or in the name of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit; and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 7.2 Advance Payment of Expenses. In addition to the right to indemnification conferred in this Article VII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such action or proceeding in advance of the final disposition of such action or proceeding (hereinafter an "advancement of expenses") upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if it is ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such person is not entitled to indemnification conferred in this Article VII or otherwise. Such expenses (including attorneys' fees) incurred by former directors and officers shall be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director or officer in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section 7.3 Procedure for Indemnification. If, following final disposition of a proceeding, a claim for indemnification under this Article VII is not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, or if, whether before or after final disposition of a proceeding, a claim for an advancement of expenses under this Article VII is not paid in full by the Corporation within twenty (20) calendar days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, including without limitation reasonable attorneys' fees. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

         Section 7.4 Preservation of Other Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these By-Laws, agreement, vote of stockholders or directors or otherwise.

         Section 7.5 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any person who is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

         Section 7.6 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         Section 7.7 Survival.  The rights  conferred  upon  indemnitees in this
Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

                                     VIII.

                               GENERAL PROVISIONS

         Section 8.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 8.2 Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 8.3 Dividends. Subject to any applicable provisions of law and the Certificate or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Certificate and
Section 151 of the GCL, the Board of Directors may, at any regular or special meeting of the Board of Directors, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation, and any such dividend may be paid in cash, property, or shares of the Corporation's stock.

         A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         Section 8.4 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

         Section 8.5 Execution of Instruments. The Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the Chief Executive Officer may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

         Section 8.6 Corporate Books. The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

         Section 8.7 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer shall authorize. When so authorized by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer, any part of or all the properties, including contract rights, assets, business or goodwill of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

         Section 8.8 Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the Chief
Financial Officer or the Treasurer or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer, the Treasurer or the Chief Financial Officer or the Treasurer to make such determination.


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


         Section 8.9 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer from time to time may determine.

         Section 8.10 Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the Chief Executive Officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal (if required), any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

         Section 8.11 Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         Section 8.12 Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors, officers or employees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

         (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

         (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


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


                                      IX.

                                   AMENDMENTS

         Section 9.1 Amendment. Subject to the provisions of this Section 9.1 and the Certificate, these By-Laws (including this Article IX) may be amended, altered or repealed:

         (a) by resolution adopted by a majority of the Board of Directors without a stockholder vote at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; provided, however, that the amendment, alteration or repeal of the provisions of Sections 2.2, 2.11, 3.2, 3.3, or 3.14 hereof or this Section
9.1 shall require the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or

         (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                       X.

                     SUBJECT TO CERTIFICATE OF INCORPORATION

         These By-Laws and the provisions hereof are subject to the terms and conditions of the Certificate of the Corporation (including any certificates of designations filed thereunder), and in the event of any conflict between these By-Laws and the Certificate, the Certificate shall control.

Adopted: May 17, 2005


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